UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CYBERLOQ TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

Nevada	26-2118480
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

871 Venetia Bay Blvd, #228, Venice, FL	34285
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [X]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement file number to which this form relates: 333- 222441

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class
Common stock, par value $0.001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Cyberloq Technologies, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.001 per share, to be registered hereunder contained under the heading “Description of Securities” in the Company’s Registration Statement on Form S-1 (File No. 333- 222441), as originally filed with the Securities and Exchange Commission (the “Commission”) on October 26, 2010, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Since the filing of the Registration Statement, the Registrant made all required filings pursuant to Section 15(d), and has continued to voluntarily file all reports. Consequently, no additional information would have been made available to the public by requiring a Form 10 to be filed, and the Registrant hereby incorporates its most-recent Form 10-K Annual Report which is being filed concurrently with this Form 8-A.

Item 2. Exhibits.

Exhibit	Description

3.1(i)	Articles of Incorporation*
3.2(i)	Amended Articles of Incorporation dated May 4, 2010*
3.3(i)	Amended Articles of Incorporation dated May 5, 2017**
3.4(i)	Amended Articles of Incorporation dated November 20, 2019***
3.4(ii)	By-Laws****

*	Incorporated by reference through the Registration Statement on form S-1 filed with the Commission on October 26, 2010. (101141203)
**	Incorporated by reference through the Quarterly Report on form 10-Q filed with the Commission on May 11, 2017. (17832815)
***	Incorporated by reference through the Current Report on form 8-K filed with the Commission on November 1, 2019.
****	Incorporated by reference through the Current Report on form 8-K filed with the Commission on November 6, 2017.

SIGNATURES

Pursuant to the requirements of Section 12 the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERLOQ TECHNOLOGIES, INC. (Registrant)

	By:	/s/ Christopher Jackson
Christopher Jackson, President

Date: March 31, 2021